UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 19, 2013

BRADY CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number 1-14959

Wisconsin	39-0971239
(State of Incorporation)	(IRS Employer Identification No.)
6555 West Good Hope Road
Milwaukee, Wisconsin 53223
(Address of Principal Executive Offices and Zip Code)
(414) 358-6600
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	REGULATION FD DISCLOSURE
On September 19, 2013, Brady Corporation (the “Company”) will be hosting an investor-analyst day at its corporate headquarters in Milwaukee, Wisconsin beginning at 8:30 am Central time. The Company is furnishing as Exhibit 99.1 to this Current Report on Form 8-K the presentation materials to be provided to and discussed with attendees at the investor-analyst day. Interested persons will be able to access the webcast of the investor-analyst day and the presentation to be discussed by the Company's executive management team at www.bradycorp.com live and in replay. A written transcript of the webcast will also be available at www.bradycorp.com following the completion of the presentation.
The information in this Current Report on Form 8-K (including the presentation materials attached as Exhibit 99.1 hereto, the webcast and written transcript of the webcast) is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act. This current report on Form 8-K will not be deemed an admission as to the materiality of any information contained herein (including the presentation materials attached as Exhibit 99.1 hereto, the webcast and the transcript of the webcast).

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits

The following is filed as an Exhibit to this Report.

Exhibit No.	Description of Exhibit
99.1	Informational slides provided by Brady Corporation, dated September 19, 2013, relating to investor-analyst day.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRADY CORPORATION

Date: September 19, 2013

/s/ Thomas J. Felmer
Thomas J. Felmer
Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
99.1	Informational slides provided by Brady Corporation, dated September 19, 2013, relating to investor-analyst day.